Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

November 14, 2022

Perpetua Resources Announces Third Quarter 2022 Highlights

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “Perpetua” or the “Company”) announced today that its unaudited condensed consolidated financial results for the period ended September 30, 2022 were filed. For details, please see the Company’s filings available on EDGAR and SEDAR.

Perpetua Resources’ vision is to provide the U.S. with a domestic source of the critical mineral antimony, develop one of the largest and highest-grade open pit gold mines in the country and restore an abandoned brownfield site. Perpetua Resources is focused on advancing the permitting for the Stibnite Gold Project (“Project”) through the National Environmental Policy Act (“NEPA”) process.

Third Quarter 2022 and Recent Highlights:

•	Zero lost time incidents or reportable environmental spills in the third quarter of 2022
•	Completed summer field program including stream diversion activities and the removal of the Defense Minerals Exploration Administration legacy waste rock dump from within and along a tributary to the East Fork of the South Fork of the Salmon River
•	Continued productive mediation discussions with the Nez Perce Tribe; an extension to the stay on the Clean Water Act matter was recently granted through January 31, 2023
•	Awarded Department of Defense funding to study antimony from Stibnite Gold Project
•	Announced the United States Forest Service (“USFS”) published the Supplemental Draft Environmental Impact Statement (“SDEIS”) which identified Perpetua Resources’ proposed action as the Preferred Alternative

“Perpetua Resources continued to advance our project through the permitting process, completed initial stream diversion activities contributing to water quality improvements at site, and progressed productive mediation discussions with the Nez Perce Tribe,” said Laurel Sayer, President and CEO of Perpetua Resources. “We are excited to have received two funding grants from the Department of Defense to study production of military-grade antimony trisulfide and that our improved project is now available for public review.”

Permitting Update:

On October 28, 2022, the Company announced the USFS released the Supplemental Draft Environmental Impact Statement on the Stibnite Gold Project for public comment and has identified Perpetua’s proposed action, the “Modified Mine Plan,” as the Preferred Alternative. The USFS also concluded the Preferred Alternative would reasonably accomplish the purpose and need for consideration of approval of the Stibnite Gold Project, while giving consideration to environmental, economic, and technical factors.

Under NEPA, a “Preferred Alternative” is identified by a Federal agency in a Draft Environmental Impact Statement to let the public know which action the agency is leaning toward selecting as final. Selection of the Preferred Alternative by the USFS is a major milestone in the advancement of the Project and provides clarity for the remainder of the NEPA process.

Responsible Mining. Critical Resources. Clean Future.

The SDEIS public review period is set at 75 days, expiring on January 10, 2023 unless extended. Following completion of the comment period and analysis, the Company expects the USFS to provide a schedule update including the expected timing to a Final Environmental Impact Statement (“FEIS”) and draft Record of Decision and to a final Record of Decision.

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project.  The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition.  In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Responsible Mining. Critical Resources. Clean Future.

Forward-Looking Information and Cautionary Note

Investors should be aware that the publication of the SDEIS and the identification by the USFS of the Modified Mine Plan as the Preferred Alternative does not indicate any commitments on the part of the USFS with regard to a final decision. In developing the Final Environmental Impact Statement ("FEIS"), the next phase of the NEPA planning process, the USFS may select various actions based on the Modified Mine Plan or each of the alternatives analyzed in the SDEIS. The SDEIS is subject to review and comment by the public through the public review period, which may be extended by the USFS in its sole discretion. In addition, statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding possible events, next steps and courses of action including environmental clean up actions by us and our contractors; our ability to comply with and obtain permits related to the Stibnite Gold Project; actions to be taken by the USFS, the State of Idaho and other government agencies and regulatory bodies; the timing of the public review period; predictions regarding improvements to water quality, water temperature, and fish habitats and other environmental conditions at the site, including with respect to process and timing of such improvements; reduction of the Project footprint and the anticipated benefits and other effects thereof; our ability to successfully implement the Project and the occurrence of the expected benefits from the Project, including contributions to the workforce, national security and clean energy transition; our and Ambri Inc.'s ability to perform under the supply agreement, which agreement is subject to certain conditions, including identification of one or more refiners to transform our antimony concentrate into antimony metal, and mutual agreement on certain material terms, including volume and pricing. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", "expect" "plan", "likely", "believe", "intend", "forecast", "project", "estimate", "potential", "could", "may", "will", "would" or "should". In preparing the Forward-Looking Information in this news release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the current exploration, development, environmental and other objectives concerning the Stibnite Gold Project can be achieved and that its other corporate activities will proceed as expected; that the review process under the NEPA (including any joint review process involving the USFS, the State of Idaho and other agencies and regulatory bodies) as well as the public review process and SDEIS will proceed in a timely manner and as expected; that we will be able to obtain sufficient funding to finance permitting, pre-construction and construction of the Project and that all requisite information will be available in a timely manner. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include changes in laws and regulations and changes in the application of standards pursuant to existing laws and regulations which may result in unforeseen results in the permitting process; uncertainty surrounding input to be received from regulators and community stakeholders; risks related to dependence on key personnel; risks related to unforeseen delays in the review process including availability of personnel from the USFS, State of Idaho and other stated, federal and local agencies and regulatory bodies (including, but not limited to, future US government shutdowns); risks related to opposition to the Project; risks related to increased or unexpected costs in operations or the permitting process; risks that necessary financing will be unavailable when needed on acceptable terms, or at all; risks related to the outcome of litigation and potential for delay of the Project, as well as those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the "SEC") and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company's business, see the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

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